Exhibit 4.3

AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 2021 (this “Amendment”) is entered into among (a) TELUS International (Cda) Inc. (the “Corporation”), (b) TELUS Communications Inc., TELUS International Holding Inc., 1276431 B.C. Ltd., 1276433 B.C. Ltd., 1276435 B.C. Ltd. and 1276436 B.C. Ltd. (collectively, “TELUS”), (c) Riel B.V (“Baring”), (d) TI Investments GmbH (“Legat”) and Ulf Herbrechter (“Herbrechter” and, together with Legat, the “Shareholders” and each a “Shareholder”) and (e) Jeffrey Puritt (“Puritt”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the registration rights agreement (the “Registration Rights Agreement”), dated February 5, 2021, entered into among the Corporation, TELUS and Baring.

WHEREAS, the Corporation, TELUS and Baring have agreed to provide certain rights to the Shareholders to participate in any Demand Registration to sell Shares owned by the Shareholders as of the date hereof, subject to the terms and conditions set forth in the Registration Rights Agreement as amended by the Amendment as set forth herein.

AND WHEREAS, the Corporation, TELUS and Baring have agreed to provide certain rights to Puritt to participate in any Demand Registration to sell certain Shares Puritt is permitted to sell pursuant to an agreement, dated as April 4, 2021, among Puritt, the Corporation and TELUS (the “Puritt Agreement”), subject to the terms and conditions set forth in the Registration Rights Agreement as amended by the Amendment as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Incorporation of Provisions. Sections 1.3 through and including 1.8 of the Registration Rights Agreement are incorporated fully and made a part of this Amendment.

Section 2. Amendments to Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

(a)	Parties. The Shareholders and Puritt shall be parties to the Registration Rights Agreement and deemed to be “Holders” as such term is defined in the Registration Rights Agreement, subject to terms of the Amendment.

(b)	Definitions. The following definitions included in Section 1.1 of the Registration Rights Agreement is hereby amended by amending and restating the definitions as follows:

“Public Offering” means an underwritten public offering and sale of Shares for cash pursuant to (i) a Canadian Preliminary Prospectus and a Canadian Prospectus, and/or (ii) an effective Registration Statement under the Securities Act, and includes a Bought Deal.

“Registrable Securities” means Shares held by any Person party to this Agreement as of the date of this Agreement, including any amendment thereto, and Shares issued or issuable with respect to any Shares held by any Person party to this Agreement as of the date of this Agreement, including any amendment thereto, by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to a registration or have been otherwise sold or transferred by any Holder, as applicable, except to any Permitted Holder in accordance with Article 7, or (ii) they may be sold pursuant to Rule 144 under the Securities Act without restriction on the basis of volume limitations; provided that the Shares held by the Shareholders as of the date of the Registration Rights Agreement shall be considered Registrable Securities whether or not such Shares can be sold pursuant to Rule 144 and will not exceed 5,624,059 Shares, in the case of Legat, and 896,468 Shares, in the case of Herbrechter; provided further that the Shares held by Puritt that will be considered Registrable Securities will not exceed 2,721,295 Shares as provided in the Puritt Agreement. For greater clarity, Multiple Voting Shares must be converted to Shares before such Shares can become Registrable Securities.

(c)	Demand Registration. Section 2.1 of the Registration Rights Agreement is hereby amended and restated as follows:

Subject to Section 2.4, at any time and from time, a Holder of Registrable Securities (other than a Shareholder or Puritt) may, by written notice to the Corporation, request that the Corporation effect a Public Offering of Registrable Securities expected to result in gross sale proceeds of at least $50,000,000 (a “Demand Registration”). All requests made pursuant to this Section 2.1 will specify the aggregate number or amount of Registrable Securities to be registered at such Initiating Holder’s request, the intended methods of disposition thereof, and, subject to Section 2.4, the jurisdiction in which such registration is requested (being the United States and any province or territory of Canada). Subject to Section 2.4, the Corporation will use its commercially reasonable efforts to effect such registration of the Registrable Securities in the jurisdiction in which the Corporation has been so requested to register. The Corporation may include in any such Demand Registration other securities of the Corporation for sale for its own account or for the account of any holder of its securities other than pursuant to this Article 2 (including Registrable Securities of the Shareholders, Puritt, subject to the limitations under the Puritt Agreement, and Pre-IPO Holders), subject to Section 4.3; provided that if Puritt ceases to be an employee of the Corporation due to resignation, retirement or termination for cause by the Corporation, the rights of Puritt to participate in a Demand Registration shall terminate.

Any Demand Registration by Baring can only be requested after Baring has fully complied with the TELUS ROFR.

Any Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.1 (including any Initiating Holder) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the execution of the underwriting agreement related to such Demand Registration. Upon receipt of a notice to such effect from an Initiating Holder (or if there is more than one Initiating Holder, from all such Initiating Holders) with respect to all of the Registrable Securities included by such Initiating Holder(s) in such Demand Registration, the Corporation shall cease all efforts to secure effectiveness of the applicable Registration Statement.

(d)	Underwriter’s Cutback. Section 4.3 of the Registration Rights Agreement is hereby amended and restated as follows:

Notwithstanding any other provision of this Agreement, if a registration involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Corporation and Holders that have requested inclusion in such Underwritten Offering that in its opinion the number of securities requested to be included in such registration would adversely affect the price, timing or distribution of the securities offered, then the Corporation may limit the number of Registrable Securities to be included in the Canadian Prospectus or Registration Statement, as applicable, for such Underwritten Offering. The number of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner:

(1)	if the Underwritten Offering is the result of a Demand Registration, (i) first, securities of the Corporation, other than Registrable Securities, requested to be included in such registration by shareholders (including Pre-IPO Holders, other than the Shareholders and Puritt) will be excluded, (ii) second, securities which the Corporation is proposing to issue from treasury will be excluded, (iii) third and subject in all cases to clause (iv) of this subsection 4.3(1), (a) if the Initiating Holder is Baring and the Demand Registration is requested on or after May 16, 2021, the Registrable Securities held by Baring to be included in such registration shall not be excluded unless all the Registrable Securities held by TELUS requested to be included in such registration are first entirely excluded, or (b) if the Initiating Holder is Baring and the Demand Registration is requested before May 16, 2021 and is not made in the circumstances set forth in (a), Registrable Securities requested to be included in such registration by the Holders will be excluded, allocated among such Holders in inverse proportion to their respective Proportionate Interest (i.e., if Baring’s Proportionate Interest is 33.34% and TELUS’ Proportionate Interest is 66.66%, Baring will be subject to a proportional exclusion of 33.34% of its applicable Registrable Securities and TELUS will be subject to a proportional exclusion of 66.66% of its applicable Registrable Securities), (iv) fourth, subject to Section 2.1 and the Puritt Agreement, the number of Registrable Securities held by Puritt and requested by Puritt to be included in a Demand Registration will be included; provided that (A) Puritt will not be permitted to request that Shares be included in any Demand Registration prior to February 3, 2022 and (B) Puritt shall be permitted to include no more than 544,259 Shares in any Demand Registration prior to February 3, 2023, no more than 1,632,777 Shares in any Demand Registration prior to February 3 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner) and no more than 2,721,295 Shares in any Demand Registration on or after February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner), subject to an aggregate of 2,721,295 Shares permitted to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation and (v) fifth, subject to Section 2.1, the number of Registrable Securities held by a Shareholder and requested by such Shareholder to be included in the Demand Registration will be included; provided that, (A) Legat and Herbrechter shall be permitted to include no more than 2,812,029 Shares and 448,229 Shares, respectively, in each of the first two registrations and underwritings of Shares by the Corporation, whether pursuant to a Demand Registration or other registration contemplated by Section 4.3(b)(2) and (B) Legat and Herbrechter, together, shall be permitted to include up to 10% of the total number of Shares included in any subsequent registrations and underwritings of Shares by the Corporation on a pro rata basis, based on aggregate number of Shares held by each Shareholder at the time of such subsequent registration and underwriting of Shares by the Corporation, subject, in the case of Legat, to an aggregate of 5,624,059 Shares and, in the case of Herbrechter, to an aggregate of 896,458 Shares to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation;

(2)	otherwise, the number of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner: (i) first, securities of the Corporation, other than Registrable Securities, requested to be included in such registration by shareholders (including Pre-IPO Holders, other than the Shareholders and Puritt) will be excluded, (ii) second, Registrable Securities requested to be included in such registration by the Holders (other than the Shareholders and Puritt) will be excluded, allocated among such Holders in inverse proportion to their respective Proportionate Interest (i.e., if Baring’s Proportionate Interest is 33.34% and TELUS’ Proportionate Interest is 66.66%, Baring will be subject to a proportional exclusion of 33.34% of its applicable Registrable Securities and TELUS will be subject to a proportional exclusion of 66.66% of its applicable Registrable Securities), (iii) third, securities which the Corporation is proposing to issue from treasury will be excluded, (iv) (iv) fourth, subject to Section 2.1 and the Puritt Agreement, the number of Registrable Securities held by Puritt and requested by Puritt to be included in a Demand Registration will be included; provided that (A) Puritt will not be permitted to request that Shares be included in any Demand Registration prior to February 3, 2022 and (B) Puritt shall be permitted to include no more than 544,259 Shares in any Demand Registration prior to February 3, 2023, no more than 1,632,777 Shares in any Demand Registration prior to February 3 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner) and no more than 2,721,295 Shares in any Demand Registration on or after February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner), subject to an aggregate of 2,721,295 Shares permitted to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation and (v) fifth, subject to Section 2.1, the number of Registrable Securities held by a Shareholder and requested by such Shareholder to be included will be included; provided that (A) Legat and Herbrechter shall be permitted to include to no more than 2,812,029 Shares and 448,229 Shares, respectively, in each of the first two registrations and underwritings of Shares by the Corporation, whether pursuant to a Demand Registration or other registration contemplated by this clause and (B) Legat and Herbrechter, together, shall be permitted to include up to 10% of the total number of Shares included in any subsequent registrations and underwritings of Shares by the Corporation on a pro rata basis, based on aggregate number of Shares held by each Shareholder at the time of such subsequent registration and underwriting of Shares by the Corporation, subject, in the case of Legat, to an aggregate of 5,624,059 Shares and, in the case of Herbrechter, to an aggregate of 896,458 Shares to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation.

Section 3.         Further Assurances.

Each Party shall provide such further documents or instruments required by any other Party as may be necessary or desirable to effect the purpose of this Amendment and carry out its provisions.

Section 4.         Amendments and Waiver.

This Amendment (and the Registration Rights Agreement) may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Corporation, TELUS and Baring for so long as such Holders hold Registrable Securities. In addition, each Party hereto may waive any right hereunder by an instrument in writing signed by such Party. Each such amendment, modification, extension, termination and waiver shall be binding upon each Holder.

Section 5.         Entire Agreement.

This Amendment, along with the Registration Rights Agreement, constitute the entire agreement between the Parties (and including the Shareholders Agreement with respect to the Corporation, TELUS and Baring) with respect to the matters contemplated by this Amendment and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties related to such matters. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Amendment, except as specifically set forth in this Amendment (and Registration Rights Agreement and, with respect to the Corporation, TELUS and Baring, and the Shareholders’ Agreement). The Parties have not relied and are not relying on any other information, discussion or understanding in entering into this Amendment.

Section 6.         Severability.

If any provision of this Amendment is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Amendment and the remaining provisions will remain in full force and effect.

Section 7.         Governing Law.

(1)	This Amendment is governed by, and will be interpreted and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein.

(2)	Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 8.         Remedies

The Parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or threatened breach or violation of this Amendment or any default hereunder by a party. The Parties acknowledge and agree that any breach of this Amendment shall cause the other non-breaching Parties irreparable harm, and that in addition to any other remedies which may be available, each of the Parties hereto will be entitled, without the posting of bond, to specific performance of the obligations of the other Parties hereto and, in addition, to such other equitable or injunctive remedies (including preliminary or temporary relief or injunctions) as may be appropriate in the circumstances.

Section 9.         Counterparts

This Amendment may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF the Parties have executed this Amendment.

TELUS COMMUNICATIONS INC.

By:	/s/ Doug French
Name:	Doug French
Title:	Chief Financial Officer

TELUS INTERNATIONAL HOLDING INC.

By:	/s/ Doug French
Name:	Doug French
Title:	President and Chief Financial Officer

1276431 B.C. LTD.

By:	/s/ Doug French
Name:	Doug French
Title:	President and Chief Financial Officer

1276433 B.C. LTD.

By:	/s/ Doug French
Name:	Doug French
Title:	President and Chief Financial Officer

1276435 B.C. LTD.

By:	/s/ Doug French
Name:	Doug French
Title:	President and Chief Financial Officer

1276436 B.C. LTD.

By:	/s/ Doug French
Name:	Doug French
Title:	President and Chief Financial Officer

[Signature Page to Amendment to Registration Rights Agreement]

Gerard Jan van Spall and Christiaan Mol, as proxyholder A and proxyholder B on behalf of

RIEL B.V.

By:	/s/ Vistra Management Services (Netherlands) B.V.
Name:	Vistra Management Services (Netherlands) B.V.
Title:	Director A

By:	/s/ Gerard Jan van Spall
Name:	Gerard Jan van Spall
Title:	Director B

TELUS INTERNATIONAL (CDA) INC.

By:	/s/ Michel Belec
Name:	Michel Belec
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

TI INVESTMENTS GmbH

By:	/s/ Christian Legat
Name:	Christian Legat
Title:

ULF HERBRECHTER

/s/ ULF Herbrechter

JEFFREY PURITT

/s/ Jeffrey Puritt

[Signature Page to Amendment to Registration Rights Agreement]